EXHIBIT 99.1

     PREVIEW SYSTEMS SIGNS AGREEMENT TO SELL ELECTRONIC SOFTWARE DISTRIBUTION BUSINESS TO ALADDIN KNOWLEDGE SYSTEMS

    SUNNYVALE, Calif.—May 18, 2001—Preview Systems, Inc. (NASDAQ: PRVW), a commerce platform and services provider for the secure delivery of digital goods over the Internet, has signed a definitive agreement to sell key technology and intellectual property to Aladdin Knowledge Systems (NASDAQ: ALDN), a global leader in Internet and software security based in Tel Aviv, Israel and Chicago.

    Under the terms of the agreement, Aladdin will pay $5 million in cash for substantially all of the non-cash assets related to the electronic software distribution (ESD) business of Preview Systems, including the patent portfolio, the existing ZipLock, Vbox and PortableStore product lines, associated trademarks and copyrights, various equipment, and active ESD customer contracts.

    In addition to its Chicago and New York offices, Aladdin expects to retain approximately 20 Preview Systems' employees and create a new US west coast presence, focused on engineering, technical services, and sales. Combined with Aladdin's current resources throughout the U.S., Europe, Middle East and Asia, the retained employees will continue development of Preview's product line, support existing customers and help expand the customer base on a global basis.

    "The signing of this agreement is a major step towards fulfilling our goal of realizing stockholder value. This agreement also satisfies our desire to provide continuity for our customers by transferring our technology to a partner with the expertise and resources to continue to bring innovative ESD solutions to the marketplace," said Vincent Pluvinage, President and CEO of Preview Systems. "While we believe electronic distribution and licensing of software products is a growing opportunity, we think that this opportunity can be more effectively exploited in the context of a larger organization with multiple sources of revenues and a track record of profitability."

    Since Preview Systems' announcement in February 2001 that it was exploring strategic alternatives, the company's Board of Directors, with the assistance of its advisors, has undertaken exhaustive efforts to explore many strategic alternatives to maximize stockholder value. It has concluded that the best interests of its stockholders will be served by selling these assets to Aladdin and winding down the remaining business of the company. Preview Systems will submit this agreement to its stockholders for approval along with a plan to wind down the remaining business, as announced in a separate press release issued today.

    The closing of this transaction is subject to a variety of conditions, including approval from Preview Systems' stockholders, continued operation of the business, preservation of its assets and receipt of all governmental approvals and necessary consents from third parties. Assuming the stockholders approve this agreement and the other closing conditions required for the transaction are met, the transaction is currently expected to close in August 2001. In the interim, Preview Systems and Aladdin will immediately begin to work cooperatively in the areas of research and development, customer support, sales and marketing.

    Additional information and answers to shareholders questions will be provided during a conference call to be held at 11:00am EDT / 8:00am PDT, today May 18th, 2001. Investors are invited to participate by dialing 1-800-257-1836 within the United States or 1-303-205-0044 internationally or listen live via a Webcast on the Preview Systems Web site, http://www.previewsystems.com. Please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those that cannot listen to the live event, we invite you to listen to our telephone replay of the conference call by dialing 1-800-475-6701 or internationally 1-303-205-0044 and entering reservation number 587679, beginning at 2:00 p.m. EDT / 11:00 a.m. PDT. The replay will be available through May 25th, 2001.

About Preview Systems

    Preview Systems' digital rights commerce platform enables service providers and content producers to sell digital goods over the Internet legally and securely. Preview Systems also ensures the protection, delivery and management of the rights associated with the usage of digital products. Headquartered in Sunnyvale, California, the company counts as its customers a network of software publishers, record labels, distributors, service providers, resellers and hardware manufacturers. For more information, please visit the Preview Systems Web site at www.previewsystems.com.

About Aladdin

    Aladdin (NASDAQ: ALDN) is a global leader in securing digital content, from applications software to Internet use and access. Aladdin's products include HASP and Hardlock, software security systems that protect the revenues of developers and publishers; Privilege, a software licensing platform for the Internet; the eSafe line of anti-vandal, anti-virus and content filtering software for PCs and networks connected to the Internet; and eToken for Internet security and authentication. Aladdin serves its customers through eight offices located in the world's major software markets as well as through a network of 50 distributors serving more than 100 countries. For more information visit their Web site at www.eAladdin.com.

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    Copyright © 2000 Preview Systems, Inc. Preview Systems and the Preview Systems logo are trademarks or registered trademarks of Preview Systems, Inc.

    This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements include our strategies, intentions and statements containing the words "believe," "anticipate," "expect," and similar words. We wish to caution you that these statements are only predictions and that the transactions described in this press release are subject to substantial risk of noncompletion. No assurance can be given that Preview will be successful in pursuing to conclusion the sale of assets to Aladdin, or that such a transaction and a subsequent winding-down of Preview's operations would actually increase stockholder value. Other important factors include our ability to retain key employees through the transition period between the signing of the agreement and the closing of the sale of our assets; our ability to support those customers that we have retained; delay and or additional costs associated with compliance or failure to comply with rules and regulations associated with our sale of technology assets to a purchaser in another country, Israel; costs incurred if the sale of our assets is terminated due to a superior proposal or the failure of Preview to obtain stockholder approval for the sale of assets or other material contingencies provided for in the sale of assets; the failure of the sale of assets to be consummated; the failure of estimates of net proceeds from the sale of assets to be realized by Preview stockholders; amendment, delay in implementation or termination of any plan to wind down Preview; the liability of Preview's stockholders for Preview's liabilities in the event contingent reserves are insufficient to satisfy such liabilities; the risks posed by the large numbers of patents and frequent litigation based on patent and intellectual property infringement which characterizes our industry and which might become more prevalent following our announcement of this transaction; we have in the past been, and expect to continue to be, subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement of third-party intellectual property rights; the transactions we have agreed to, and any winding-down of Preview in the future, may result in payments to stockholders that are substantially lower than the price a stockholder paid for shares of our Common Stock. We expect to recognize little or no revenue following the sale of assets contemplated in this transaction. Further, the stock market has recently experienced record volatility. In general, market prices for Internet-related companies and, in particular, our stock has experienced extreme fluctuations. The matters discussed in this press release involve additional risks and uncertainties described from time to time in our press releases and filings with the SEC, including, our annual report on Form 10-K for the year ended December 31, 2000, including our recently filed Form 10-K/A and our quarterly reports on Form 10-Q. We assume no obligation to update the forward-looking information contained in this press release.